                                                                  Exhibit 10(26)
===============================================================================











                          AGREEMENT AND PLAN OF MERGER
                                  by and among
                          AUTOMATION ENGINEERING, INC.,
                      ANDRE BERNARD BY, GILBERT JUSTIN ROE,
                                 CARL M. BERKE,
                            AXSYS TECHNOLOGIES, INC.
                                       and
                              AEI ACQUISITION CORP.



                           Dated as of October 3, 2000

                                TABLE OF CONTENTS

ARTICLE I   THE MERGER.......................................................8
               1.1   THE MERGER..............................................8
               1.2   MERGER CONSIDERATION AND CONVERSION OF SHARES...........8
               1.3   SURRENDER OF CERTIFICATES...............................9
               1.4   NO FURTHER OWNERSHIP RIGHTS.............................9
               1.5   CLOSING OF TRANSFER BOOKS...............................9
               1.6   CLOSING.................................................9
               1.7   NO FRACTIONAL SHARES...................................10
               1.8   CHANGE IN STRUCTURE....................................10
               1.9   ADJUSTMENT OF MERGER CONSIDERATION.....................10

ARTICLE II   THE SURVIVING CORPORATION......................................10
               2.1   CERTIFICATE OF INCORPORATION...........................10
               2.2   BYLAWS.................................................10
               2.3   DIRECTORS AND OFFICERS.................................10

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE
               SHAREHOLDERS AND THE COMPANY.................................11
               3.1   CORPORATE ORGANIZATION; AUTHORITY......................11
               3.2   CAPITALIZATION.........................................12
               3.3   SUBSIDIARIES...........................................12
               3.4   NO VIOLATIONS..........................................12
               3.5   FINANCIAL STATEMENTS...................................13
               3.6   ABSENCE OF MATERIAL ADVERSE CHANGES, ETC...............13
               3.7   ABSENCE OF UNDISCLOSED LIABILITIES.....................15
               3.8   TAXES..................................................15
               3.9   EMPLOYEE BENEFITS MATTERS..............................18
               3.10  ENVIRONMENTAL MATTERS..................................21
               3.11  LITIGATION, ETC........................................21
               3.12  COMPLIANCE WITH APPLICABLE LAW.........................22
               3.13  CONTRACTS..............................................22
               3.14  REAL PROPERTY..........................................24
               3.15  CERTAIN FEES...........................................25
               3.16  INTELLECTUAL PROPERTY..................................25
               3.17  RELATED PARTY TRANSACTIONS.............................27
               3.18  LABOR MATTERS..........................................27
               3.19  IMPROPER PAYMENTS......................................28
               3.20  INSURANCE..............................................28
               3.21  SUFFICIENCY OF ASSETS..................................28
               3.22  ACCOUNTING MATTERS; REORGANIZATION.....................29

               3.23   OPERATION OF THE BUSINESS OF THE
                      COMPANY; RELATIONSHIPS................................29
               3.24   BANK ACCOUNTS.........................................29
               3.25   BOOKS AND RECORDS.....................................29
               3.26   ACCOUNTS RECEIVABLE...................................29
               3.27   POWER OF ATTORNEY.....................................30
               3.28   FULL DISCLOSURE.......................................30

ARTICLE IV   REPRESENTATIONS AND WARRANTIES  OF BUYER AND
               MERGER SUBSIDIARY............................................30
               4.1   CORPORATE ORGANIZATION; AUTHORITY......................30
               4.2   CAPITALIZATION OF BUYER AND MERGER SUBSIDIARY..........31
               4.3   NO VIOLATIONS..........................................31
               4.4   SEC DOCUMENTS..........................................32
               4.5   FINANCIAL STATEMENTS...................................33
               4.6   ACCOUNTING MATTERS; REORGANIZATION.....................33

ARTICLE V   REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS..............33
               5.1   AUTHORITY, BINDING EFFECT..............................33
               5.2   TITLE..................................................34
               5.3   NO VIOLATIONS..........................................34
               5.4   ACCREDITED INVESTOR....................................35
               5.5   INVESTMENT; SECURITIES LAWS............................35
               5.6   RULE 144...............................................35

ARTICLE VI   COVENANTS OF THE PARTIES.......................................35
               6.1   MUTUAL COVENANTS.......................................35
               6.2   COVENANTS OF BUYER.....................................37
               6.3   COVENANTS OF THE COMPANY AND THE SHAREHOLDERS..........38
               6.4   ADDITIONAL COVENANTS OF THE SHAREHOLDERS...............42

ARTICLE VII   CONDITIONS TO THE MERGER......................................42
               7.1   CONDITIONS TO EACH PARTY'S OBLIGATIONS.................42
               7.2   CONDITIONS TO THE OBLIGATIONS OF THE
                     COMPANY AND THE SHAREHOLDERS...........................43
               7.3   CONDITIONS TO THE OBLIGATIONS OF BUYER
                     AND MERGER SUBSIDIARY..................................44

ARTICLE VIII   TERMINATION..................................................45
               8.1   TERMINATION............................................45
               8.2   EFFECT OF TERMINATION..................................46

ARTICLE IX   MISCELLANEOUS..................................................46
               9.1   NOTICES................................................46
               9.2   SURVIVAL; INDEMNIFICATION..............................47
               9.3   AMENDMENTS, MODIFICATION AND WAIVER....................51
               9.4   EXPENSES...............................................51
               9.5   SUCCESSORS AND ASSIGNS; BINDING EFFECT.................51
               9.6   GOVERNING LAW..........................................52
               9.7   SEVERABILITY...........................................52
               9.8   THIRD PARTY BENEFICIARIES..............................52
               9.9   ENTIRE AGREEMENT.......................................52
               9.10  COUNTERPARTS; EFFECTIVENESS............................52
               9.11  INTERPRETATIONS; DEFINITIONS...........................53
               9.12  CONSENT TO JURISDICTION................................53
               9.13  SPECIFIC PERFORMANCE...................................54


      EXHIBIT A         Escrow Agreement
      EXHIBIT B         Articles of Incorporation of Surviving Corporation
      EXHIBIT C         Officers of Surviving Corporation
      EXHIBIT D         Affiliate Letter
      EXHIBIT E         Selling Shareholders Agreements
      EXHIBIT F         Registration Rights Agreement

                              TABLE OF DEFINITIONS

Accredited Investor.........................................................27
Acquisition Proposal........................................................32
affiliate...................................................................33
Affiliate Letter............................................................33
affiliated service group....................................................11
Agreement....................................................................1
Annual Financial Statements..................................................7
APB No. 16..................................................................28
Articles of Merger...........................................................2
August 31 Balance Sheet......................................................7
Business Combinations.......................................................28
Buyer........................................................................1
Buyer Ancillary Agreements..................................................23
Buyer Common Stock...........................................................2
Buyer Disclosure Schedule...................................................24
Buyer Financial Statements..................................................25
Buyer Indemnified Parties...................................................40
Buyer SEC Documents.........................................................25
change-in-control...........................................................11
Closing......................................................................3
Closing Date.................................................................3
Closing Price...............................................................45
Code.........................................................................1
common control..........................................................11, 12
Company......................................................................1
Company Ancillary Agreement..................................................5
Company Disclosure Schedule..................................................5
Company Expenses............................................................43
Company Intellectual Property...............................................18
Company Shares...............................................................2
Contract....................................................................15
Contracts...................................................................15
controlled group of corporations............................................11
Copyrights..................................................................18
Damages.....................................................................40
Debt........................................................................44
Decree.......................................................................6
Effective Time...............................................................2
employee benefit plan...............................................11, 12, 40
employee pension benefit plan...............................................12
Encumbrances.................................................................6
Environmental Claim.........................................................14

Environmental Laws..........................................................14
Equity Related Rights........................................................6
ERISA.......................................................................12
ERISA Affiliate.............................................................12
Escrow Agreement.............................................................3
Escrow Stock.................................................................3
excess parachute payment....................................................13
Exchange Act................................................................24
Filings and Consents.........................................................7
Final Returns...............................................................29
Financial Statements.........................................................7
Governmental Entity..........................................................7
Hazardous Materials.........................................................14
Including...................................................................45
including, without limitation...............................................45
Intellectual Property.......................................................18
Interim Financial Statements.................................................7
Law..........................................................................6
leased employee.............................................................13
Leases......................................................................17
Litigation..................................................................14
Material Adverse Effect......................................................5
MBCL.........................................................................1
Merger.......................................................................1
Merger Subsidiary............................................................1
mulitemployer pension plan..................................................13 multi-employer plan.........................................................11
NASDAQ......................................................................25
Outstanding Company Shares...................................................2
Patents.....................................................................18
Per Share Merger Consideration...............................................2
Permit......................................................................15
Permits.....................................................................15
Person......................................................................32
Plans.......................................................................11
Real Property...............................................................17
Receivables.................................................................22
Registration Rights Agreement...............................................34
Related Party...............................................................20
Release.....................................................................14
Representative..............................................................41
SEC.........................................................................25
Secretary of State...........................................................2

Securities Act..............................................................27
Selling Shareholder Agreement...............................................34
Share Certificate............................................................2
Shareholder..................................................................1
Shareholder Ancillary Agreements............................................26
Shareholders.................................................................1
SPD.........................................................................12
Subsidiary..................................................................44
Surviving Corporation........................................................1
Tax.........................................................................11
Tax Return..................................................................11
Taxes.......................................................................11
Trademarks..................................................................18
Transfer Taxes..............................................................29

                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER, dated as of October 3, 2000 (the "Agreement"), by and among AUTOMATION ENGINEERING, INC., a Massachusetts corporation (the "Company"), ANDRE BERNARD BY, GILBERT JUSTIN ROE and CARL M. BERKE (each individually, a "Shareholder" and collectively, the "Shareholders"), AXSYS TECHNOLOGIES, INC., a Delaware corporation ("Buyer"), and AEI ACQUISITION CORP., a Massachusetts corporation and a wholly owned subsidiary of Buyer ("Merger Subsidiary").

                              W I T N E S S E T H :
                              - - - - - - - - - -

      WHEREAS, the respective Boards of Directors of Buyer, Merger Subsidiary and the Company have each approved and declared advisable and in the best interests of their respective shareholders the execution, delivery and performance of this Agreement and the merger of Merger Subsidiary with and into the Company, with the Company as the surviving corporation (the "Merger"), upon the terms and subject to the conditions set forth herein and in accordance with the Massachusetts Business Corporation Law (the "MBCL");

      WHEREAS, all of the outstanding capital stock of the Company is owned by Andre Bernard By, Gilbert Justin Roe and Carl M. Berke;

      WHEREAS, for United States federal income tax purposes, it is intended that (i) the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) this Agreement constitute a plan of reorganization within the meaning of Section 368(a) of the Code and the Treasury regulations thereunder;

      WHEREAS, the parties intend that the Merger be accounted for as a pooling-of-interests for accounting purposes; and

      NOW, THEREFORE, in consideration of the representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

                                                                       ARTICLE I
                                                                      THE MERGER

      1.1 THE MERGER. (a) Upon the terms and subject to the conditions of this Agreement, and in accordance with the MBCL, at the Effective Time (as defined in Section 1.1(b)), Merger Subsidiary shall be merged with and into the Company, whereupon the separate existence of Merger Subsidiary shall cease and the Company shall be the surviving corporation (sometimes referred to herein as the "Surviving Corporation"), governed by the laws of the Commonwealth of Massachusetts.

            (b) Concurrently with the Closing (as defined in Section 1.6), the Company, Buyer and Merger Subsidiary shall cause articles of merger with respect to the Merger (the "Articles of Merger") to be executed and filed with the Secretary of State of the Commonwealth of Massachusetts (the "Secretary of State") as provided in the MBCL. The Merger shall become effective on the date and at the time at which the Articles of Merger have been duly filed with the Secretary of State or such later time as the Articles of Merger shall specify (the "Effective Time").

            (c) Upon consummation of the Merger, all the rights, privileges, immunities, powers and franchises of the Company and Merger Subsidiary shall vest in the Surviving Corporation and all obligations, restrictions, disabilities, duties, debts and liabilities of the Company and Merger Subsidiary shall be the obligations, restrictions, disabilities, duties, debts and liabilities of the Surviving Corporation.

      1.2 MERGER CONSIDERATION AND CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Merger Subsidiary or the Company:

            (i) (a) Each of the shares of common stock of the Company, no par value ("Company Shares"), issued and outstanding immediately prior to the Effective Time (other than Company Shares held by the Company as treasury stock or by Buyer, Merger Subsidiary or any other Subsidiary (as defined in Section 9.11) of Buyer) ("Outstanding Company Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 13.69095 shares ("Buyer Common Stock"), of common stock of Buyer, par value $0.01 per share (the "Per Share Merger Consideration"), payable upon surrender of the certificates formerly representing such Outstanding Company Shares (each, a "Share Certificate") in the manner provided in Section
1.3. All Outstanding Company Shares shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding and be canceled and retired, and each holder of a Share Certificate shall thereafter cease to have any rights with respect to the Company Shares represented thereby except the right to receive the Per Share Merger Consideration therefor, without interest thereon, upon the surrender of the Share Certificate in accordance with
Section 1.3.

            (ii) (b) All Company Shares that are held by the Company as treasury stock and any Company Shares owned by Buyer, Merger Subsidiary or any other Subsidiary of Buyer shall be canceled and no payment shall be made in respect thereof.

            (iii) (c) Each share of common stock, par value $0.01 per share, of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

      1.3 SURRENDER OF CERTIFICATES. At the Closing, the Shareholders shall deliver to Buyer the Share Certificates representing all of the Outstanding Company Shares, and Buyer shall deliver to each Shareholder stock certificates representing that number of shares of Buyer Common Stock equal to the Per Share Merger Consideration multiplied by the number of Outstanding Company Shares represented by the Share Certificates surrendered by him, less the number of shares of Buyer Common Stock equal to such Shareholder's pro rata share of the Escrow Stock (as defined below). The term "Escrow Stock" means 66,667 shares of Buyer Common Stock. The Escrow Stock shall be held in escrow pursuant to an Escrow Agreement substantially in the form of Exhibit A hereto (the "Escrow Agreement").

      1.4 NO FURTHER OWNERSHIP RIGHTS. The Per Share Merger Consideration delivered upon the surrender for exchange of any Share Certificate in accordance with the terms hereof shall be deemed to have been delivered (and paid) in full satisfaction of all rights pertaining to the Company Shares previously represented by such Share Certificate.

      1.5 CLOSING OF TRANSFER BOOKS. After the Effective Time, the stock transfer books of the Company shall be closed, and no transfer of Company Shares shall thereafter be made.

      1.6 CLOSING. Subject to the provisions of Article VII, the closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York at 10:00 a.m., New York time, on the second business day following the day on which the last of the conditions set forth in Sections 7.1,
7.2 and 7.3 (other than conditions which by their terms are to be satisfied at the Closing) shall have been fulfilled or waived, or at such other time and/or place and/or on such other date as Buyer and the Company shall agree (the date on which the Closing takes place, the "Closing Date"). If the Closing occurs other than on December 31, 2000, the parties agree that the tax year of the Company will be closed and tax items will be allocated pursuant to Section 1362(e)(6)(D) of the Code.

      1.7 NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Share Certificates pursuant to Section 1.3. Notwithstanding any other provision of this Agreement, each holder of Outstanding Company Shares exchanged pursuant to the Merger who would otherwise be entitled to receive a fraction of a share of Buyer Common Stock (after taking into account all Share Certificates delivered by such holder) shall receive, in lieu thereof, cash from Buyer in an amount equal to such fractional part of a share of Buyer Common Stock multiplied by the Closing Price (as defined in Section 9.11 (d)).

      1.8 CHANGE IN STRUCTURE. Buyer may at any time change the method of effecting the combination with the Company (including without limitation the provisions of this Article I) if and to the extent it deems such change to be desirable, including without limitation to provide for a merger of the Company directly into Buyer or into Merger Subsidiary, in which Buyer or Merger Subsidiary is the surviving corporation; provided, however, that no such change shall (A) change the amount or kind of consideration to be issued to holders of Company Shares as provided for in this Agreement, or (B) cause the combination not to constitute a "reorganization" within the meaning of Section 368(a) of the Code.

      1.9 ADJUSTMENT OF MERGER CONSIDERATION. In the event of any change in the Buyer Common Stock between the date of this Agreement and the Effective Time by reason of any stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, merger, consolidation, exchange of Buyer Common Stock or the like, the Per Share Merger Consideration and the other terms set forth in this Agreement shall be adjusted if and as appropriate.

                                                                      ARTICLE II
                                                       THE SURVIVING CORPORATION

      2.1 CERTIFICATE OF INCORPORATION. At the Effective Time the articles of organization of the Company shall be the articles of organization of the Surviving Corporation, amended as set forth in Exhibit B.

      2.2 BYLAWS. The bylaws of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable Law (as defined in Section 3.4).

      2.3 DIRECTORS AND OFFICERS. The directors of Merger Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of Merger Subsidiary immediately prior to the Effective Time as well as the individuals listed on Exhibit C hereto shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified in accordance with applicable Law.

                                                                     ARTICLE III
                                           REPRESENTATIONS AND WARRANTIES OF THE
                                                    SHAREHOLDERS AND THE COMPANY

      In order to induce Buyer and Merger Subsidiary to enter into this Agreement, each of the Shareholders and the Company, jointly and severally, hereby represent and warrant to Buyer and Merger Subsidiary as of the date hereof and as of the Closing Date as follows:

      3.1 CORPORATE ORGANIZATION; AUTHORITY. (a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, lease and operate the properties owned, leased and operated by it and to carry on the operations of its business as now being conducted by it. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such licensing or qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing individually or in the aggregate does not have a Material Adverse Effect (as defined below). The Company has heretofore made available to Buyer true and complete copies of its articles of organization and bylaws as currently in effect. Listed in Section 3.1 of the disclosure schedule delivered by the Shareholders and the Company to Buyer and dated the date hereof (the "Company Disclosure Schedule") is each jurisdiction in which the Company is qualified to do business and in good standing as of the date of this Agreement. As used herein, any reference to a state of facts, event, change or effect having a "Material Adverse Effect" means such state of facts, event, change or effect that has had, has, or would reasonably be expected to have, a material adverse effect on the assets, liabilities, business, results of operations, prospects or financial condition of the Company or the ability of the Company or the Shareholders to consummate the transactions contemplated hereby.

            (b) The Company has the requisite corporate power and authority to execute and deliver this Agreement and each of the agreements, documents and instruments to be executed and delivered by it in connection herewith (the "Company Ancillary Agreements") and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and each Company Ancillary Agreement and the performance of its obligations hereunder and thereunder have been duly and validly authorized by the Board of Directors of the Company and by the requisite vote or written consent of each of the Shareholders and no other corporate proceedings or shareholder proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement or any Company
Ancillary Agreement. This Agreement has been, and each Company Ancillary Agreement has been, or will have been prior to the Closing, duly executed and delivered by the Company and each constitutes, or will upon such execution and delivery constitute, assuming due authorization, execution and delivery of this Agreement and each Company Ancillary Agreement by each other party thereto, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally or (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

      3.2 CAPITALIZATION. The authorized capital stock of the Company consists of 200,000 Company Shares. There are 48,694 Company Shares issued and outstanding and no Company Shares held in the treasury. All of the Outstanding Company Shares have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to any preemptive rights. Except as set forth in this Section 3.2 and Section 3.2 of the Company Disclosure Schedule, there are outstanding (i) no shares of capital stock or other securities of the Company, (ii) no options or other rights to acquire from the Company, or to cause the Company to issue, any capital stock or other securities and no phantom stock rights, stock appreciation rights or other equity related rights of the Company (each and all of the foregoing, "Equity Related Rights"), and (iii) no Contracts (as defined in Section 3.13) obligating or permitting the Company to redeem or repurchase any shares of capital stock or other securities of the Company.

      3.3 SUBSIDIARIES. The Company does not own, directly or indirectly, any equity or other ownership interest in any Person (as defined in Section 6.3(b)). Except as set forth in Section 3.3 of the Company Disclosure Schedule, the Company is not a party to any Contract to purchase or provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person.

      3.4 NO VIOLATIONS. (a) Except as set forth in Section 3.4 of the Company Disclosure Schedule, neither the execution and delivery by the Company of this Agreement or any of the Company Ancillary Agreements, nor the performance by the Company of its obligations hereunder and thereunder, will:

            (i) conflict with or result in any breach of any provision of the articles of organization or bylaws of the Company;

            (ii) result in a violation or breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or accelerate the performance required by, or give rise to any right of termination, modification, cancellation or acceleration or result in the imposition of any liens, pledges, security interests, claims, restrictions or other encumbrances ("Encumbrances") upon any of the assets of the Company under, or give rise to any right to compensation or payment under, any Contract or Permit (as defined in Section 3.12); or

            (iii) violate or conflict with any judgment, ruling, order, injunction or decree (each a "Decree") of any Governmental Entity (as defined in Section 3.4(b)) or any foreign, federal, state or local statute, law, rule, regulation, or common law (each a "Law") applicable to the Company or by which the Company or its properties or assets may be bound;

excluding from the foregoing clauses (ii) and (iii) such matters that do not, individually or in the aggregate, have a Material Adverse Effect.

            (b) Except as set forth in Section 3.4 of the Company Disclosure Schedule, no filing or registration with, notification to, or authorization, waiver, consent or approval of (collectively, "Filings and Consents"), any court or legislative, executive, governmental or regulatory authority or agency (each, a "Governmental Entity") is required in connection with the execution and delivery of this Agreement or any of the Company Ancillary Agreements by the Company or the performance by the Company of its obligations hereunder or thereunder, except (i) the filing of the Articles of Merger in accordance with the MBCL and (ii) such other Filings and Consents, the failure of which to be made or obtained does not, individually or in the aggregate, have a Material Adverse Effect.

      3.5 FINANCIAL STATEMENTS. Included as Section 3.5 of the Company Disclosure Schedule are (i) the balance sheet of the Company as of December 31, 1999 and the related income statement for the fiscal year then ended, (the "Annual Financial Statements") and (ii) the balance sheet of the Company as of August 31, 2000 (the "August 31 Balance Sheet") and the related income statement for the eight month period then ended and the footnotes and schedules thereto (the "Interim Financial Statements," and collectively with the Annual Financial Statements, the "Financial Statements"). The Interim Financial Statements are true and correct in all material respects, except as otherwise disclosed in the footnotes thereto or in Section 3.5 of the Company Disclosure Schedule, and fairly present in all material respects the financial position of the Company as of their date and the results of operations of the Company for the period then ended in accordance with the principles set forth in the footnotes thereto.

      3.6 ABSENCE OF MATERIAL ADVERSE CHANGES, ETC. Except as set forth in
Section 3.6 of the Company Disclosure Schedule, since August 31, 2000, the Company has conducted its business in the ordinary course consistent with past practice, and there has not been:

            (a) any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has a Material Adverse Effect;

            (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock or other securities of the Company, or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interest in, the Company;

            (c) any sale or other disposition of material properties or assets of the Company;

            (d) any incurrence, assumption or guarantee by the Company of any Debt (as defined in Section 9.11);

            (e) any making of any loan, advance or capital contribution to or investment in any Person or any defeasance, repayment or retirement of any Debt;

            (f) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company which, individually or in the aggregate, has a Material Adverse Effect;

            (g) any transaction made, or Contract entered into, by the Company, or any relinquishment by the Company of any Contract, Permit, Intellectual Property or other right, which, individually or in the aggregate, has a Material Adverse Effect;

            (h) any change in any method of accounting or accounting principle or practice by the Company, or revaluation of any assets of the Company other than write-offs of accounts receivables in the ordinary course of business consistent with past practice;

            (i) any capital expenditures in excess of $10,000 in any individual case or $25,000 in the aggregate;

            (j) any acceleration of collection of accounts receivable, delay in payment of accounts payable or changes in cash balances of the Company from the collection, payment and cash management practices of such Company in the ordinary course of business consistent with past practice;

            (k) any payment, agreement to pay or incurrence of any obligation for any payment of any contribution or other amount to, or with respect to, any Plans (as defined in Section 3.9) other than in the ordinary course of business consistent with past practice pursuant to the terms of such Plan; any increase in the compensation of any of its directors, officers or employees other than normal compensation increases associated with annual reviews in the ordinary course of business to employees who are not officers or directors of the Company; or any increase in the benefits payable under any pension, retirement or other Plans; or

            (l) any Contract entered into in connection with or in contemplation of any of the foregoing.

      3.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in Section 3.7 of the Company Disclosure Schedule, the Company has no liabilities or obligations of any kind, whether accrued, absolute or fixed, contingent or otherwise (and whether or not the subject of any other representation or warranty hereunder), other than (a) those disclosed, reflected or reserved against in the August 31 Balance Sheet, and (b) liabilities or obligations incurred in the ordinary course of business since August 31, 2000 (none of which is a result of a breach of Contract or violation of Law) which do not, individually or in the aggregate, have a Material Adverse Effect.

      3.8 TAXES. (a) Except as set forth in Section 3.8 of the Company Disclosure Schedule:

            (i) the Company has duly filed, on a cash basis, all Tax Returns (as defined in Section 3.8(d)) required to have been filed by it in a timely manner (taking into account all lawful extensions of due dates), all of which Tax Returns are true and complete in all material respects;

            (ii) all Taxes (as defined in Section 3.8(d)) required to have been paid by the Company have been paid. Adequate reserves have been established in the August 31 Balance Sheet for the payment of all Taxes of the Company that are attributable to the period ending on August 31, 2000 that are not yet due and payable; and adequate reserves have been or will be established in the books and records of the Company for the payment of all Taxes of the Company that are attributable to the period beginning after August 31, 2000 and ending on the Closing Date that are not yet due and payable;

            (iii) the Company has complied with all applicable Laws relating to the withholding of Taxes (including withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign Laws), and has, within the time and within the manner prescribed by Law, withheld and paid over to the proper Governmental Entities all amounts required to be withheld and paid over under all applicable Laws in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party;

            (iv) no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns of the Company have been given by or on behalf of the Company, and all Federal income Tax Returns for taxable periods ended prior to January 1, 1997, have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations;

            (v) the Company has not requested an extension of time within which to file any Tax Return in respect of any fiscal year which has not since been filed;

            (vi) the Company has not agreed to, nor is it required to include in income, any adjustment pursuant to Section 481(a) or 482 of the Code (or similar provisions of other Law) (nor has any taxing authority proposed any such adjustment or change of accounting method);

            (vii) no power of attorney has been granted by or with respect to the Company with respect to any matter relating to Taxes;

            (viii) all Tax deficiencies which have been claimed, proposed or assessed against the Company have been fully paid or finally settled, and the Company is not the subject of any currently ongoing Tax audit;

            (ix) no closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any Law has been entered into by or with respect to the Company, nor has the Company received a ruling from any taxing authority;

            (x) the Company has not filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision);

            (xi) the Company is not obligated by any Contract to indemnify any other Person with respect to Taxes; the Company is not now nor has it ever been a party to or bound by any Contract (including, without limitation, any arrangement required or permitted by applicable Law (including pursuant to Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign Law) and including any Tax sharing agreement) which (i) requires the Company to make any Tax payment to or for the account of any other Person, (ii) affords any other Person the benefit of any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of the Company or (iii) requires or permits the transfer or assignment of income, revenues, receipts or gains to the Company from any other Person;

            (xii) the Company has not disposed of any property in a transaction being accounted for under the installment method pursuant to Section 453 of the Code;

            (xiii) there are no liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of the Company

(other than Permitted Encumbrances (as defined in Section 3.14) for Taxes not yet due); and

            (xiv) no jurisdiction where the Company does not file Tax Returns has claimed that the Company is or may be subject to taxation by that jurisdiction.

            (b) The Company has previously delivered or made available to Buyer complete and accurate copies of each of: (i) all audit reports, letter rulings and Technical Advice Memoranda relating to United States federal, state, local and foreign Taxes due from or with respect to the Company, (ii) all United States federal Tax Returns and the state, local and foreign Tax Returns filed by the Company since 1997 and (iii) any closing agreements entered into by the Company with any taxing authority. The Company will promptly deliver to Buyer all materials with respect to the foregoing for all matters arising after the date hereof.

            (c) The Company and each of its Shareholders have each made a valid election, effective as of November 1, 1990 with respect to the Company, to be treated as an "S" corporation within the meaning of Section 1361(a) of the Code and within the meaning of analogous state or local provisions in the jurisdictions set forth on Section 3.8 of the Company Disclosure Schedule. For federal and applicable state and local income Tax purposes, the Company has properly qualified as an "S" corporation since the effective date of such election through the date of this Agreement, and will properly qualify as an "S" corporation through and until the Closing Date in all jurisdictions in which it is subject to Tax. The Company has never been taxed other than as an "S" corporation for federal, state and local income tax purposes. Other than the sale of the Company Shares by the Shareholders pursuant to this Agreement, none of the Shareholders nor the Company has taken or omitted to take any actions which would cause the Company to cease to be treated as an "S" corporation for federal and applicable state and local income Tax purposes.

            (d) For purposes of this Agreement, (i) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, inventory, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty or addition to tax, imposed by any Governmental Entity, and
(ii) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

      3.9 EMPLOYEE BENEFITS MATTERS. (a) Section 3.9 of the Company Disclosure Schedule contains a true and complete list of (i) each employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, severance or termination pay, hospitalization or other medical, life, disability or other insurance, supplemental unemployment benefit, profit sharing, pension, or retirement plan, program, policy or other Contract, including, without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA and each "multi-employer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, (ii) each individual employment, consulting severance or "change-in-control" Contract, and (iii) each other compensation or employee benefit plan, program, policy or other Contract, in each case pursuant to which the Company or any of its affiliates may have any liability (contingent or otherwise) (the "Plans"). Except as set forth in Section 3.9 of the Company Disclosure Schedule, the Company has not expressed any intention or made any Contract, whether legally binding or not, to maintain or modify any Plan, or to establish any other compensation or employee benefit plan, program, policy or other Contract. Except as set forth in Section 3.9 of the Company Disclosure Schedule, each Plan may be amended, terminated or otherwise discontinued at the will of the Company, as applicable, without any liability for such amendment, termination or discontinuance other than for the payment of benefits accrued through the date thereof.

            (b) Section 3.9 of the Company Disclosure Schedule sets forth each Person which is or has ever been a member of a "controlled group of corporations" under "common control" or an "affiliated service group" with the Company within the meaning of Section 414(b), (c) or (m) of the Code, or required to be aggregated with the Company under Section 414(o) of the Code, or under "common control" with the Company within the meaning of Section 4001(a)(14) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (any such Person, an "ERISA Affiliate").

            (c) Each of the Plans has been administered in accordance with the terms thereof and all applicable Law, except where the failure to do so does not, individually or in the aggregate, have a Material Adverse Effect. Each of the Plans which is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code is, and since its inception has been, so qualified and has received a favorable determination letter from the Internal Revenue Service to such effect, and the Company is not aware of any circumstances which could adversely affect such qualification. Except as disclosed in Section 3.9 of the Company Disclosure Schedule, there is no pending or, to the Company's knowledge, threatened Litigation (as defined in Section 3.11) relating to any Plan (including, but not limited to, proceedings by the Pension Benefit Guaranty Corporation to terminate any Plan).

            (d) With respect to each of the Plans, the Company has delivered to Buyer true and complete copies of each material document with respect thereto, including the following: (i) a copy of the documents that constitute the Plan (including all amendments thereto), or a written description of any Plan that is not otherwise in writing; (ii) if the Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding Contract (including all amendments thereto) and the latest financial statements thereof; (iii) all Contracts relating to the Plans with respect to which the Company may have any liability, including, without limitation, insurance Contracts, investment management Contracts, subscription and participation Contracts and recordkeeping Contracts; and (iv) for each "employee benefit plan" (within the meaning of Section 3(3) of ERISA), (w) a copy of the annual report on Form 5500 series (and all schedules thereto) for the last three years; (x) a copy of the actuarial valuation reports (if any) for the last three years; (y) a copy of the most recent Summary Plan Description ("SPD"), all Summaries of Material Modification issued with respect to such SPD and all other material employee communications relating to each such Plan; and (z) the most recent determination letter from the Internal Revenue Service, if any.

            (e) None of the Plans is subject to, nor does the Company or any of its ERISA Affiliates have any liability (contingent or otherwise) under, Title IV of ERISA or Section 412 of the Code.

            (f) Neither the Company, nor any of the Plans, nor any trust created thereunder nor any trustee or administrator thereof has taken (or omitted to take) any action as a result of which (either alone or upon the occurrence of any other event) the Company, any of the Plans, any such trust, any trustee or administrator thereof, or any party dealing with the Plans or any such trust could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax imposed pursuant to Section 4975 or 4980B of the Code.

            (g) All contributions, premiums and payments required to be made under the terms of any Plan or under Applicable Law have been made.

            (h) At no time has the Company or any ERISA Affiliate contributed to or been required to contribute to, or incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) to any "multiemployer pension plan" (within the meaning of Section 3(37) of ERISA). No Plan is a plan described in
Section 4063(a) of ERISA, nor has the Company or any of its affiliates had any liability in respect of any such plan within the five-year period ending on the last day of the Company's most recently-ended fiscal year. None of the Plans is funded by a trust described in Section 501(c)(9) of the Code. No

"leased employee," as that term is defined in Section 414(n) of the Code, performs services for the Company and no individual performing services to the Company or any of its affiliates who is an employee has been treated for tax purposes or for purposes of the Plans as other than an employee.

            (i) Except as set forth in Section 3.9 of the Company Disclosure Schedule, the Company does not maintain, contribute to, or have any liability in respect of any Contract which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon or following retirement or termination of employment, and the Company has not represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided.

            (j) With respect to each Plan that is funded wholly or partially through an insurance policy, there will be no liability of the Company as of the Closing under any such insurance policy or ancillary Contract with respect to such insurance policy (whether in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability) arising wholly or partially out of events occurring on or prior to the Closing (including the transactions contemplated hereby), except for liabilities in amounts which have been accrued on the books of the Company prior to the Closing.

            (k) The execution of, and performance of the transactions contemplated by, this Agreement or any of the Company Ancillary Agreements (either alone or upon the occurrence of any other event) will not result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or former employee of the Company and its affiliates, and no payment made by Buyer or the Company and its affiliates in connection with the execution of, and performance of the transactions contemplated by, this Agreement or any of the Company Ancillary Agreements (or in connection with such other event) will be characterized as an "excess parachute payment" within the meaning of Section 280G of the Code.

      3.10 ENVIRONMENTAL MATTERS. (a) (i) "Environmental Claim" means any Litigation or notice (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, governmental response or remediation costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (A) the presence or Release of any Hazardous Materials at any location, or (B) any facts, conditions or circumstances forming the basis of any violation of any Environmental Law.

            (i) (ii) "Environmental Laws" means any Law or Decree relating to pollution or protection of human health or the environment, including, without limitation, Laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials.

            (ii) (iii) "Hazardous Materials" means all substances, materials, wastes, chemicals or compounds defined as "hazardous substances", "oils", "pollutants" or "contaminants" in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5, or defined as such by, or otherwise regulated under, anY other Environmental Law.

            (iii) (iv) "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration of Hazardous Materials into the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata).

            (b) Except as disclosed in Section 3.10 of the Company Disclosure Schedule, (i) the Company has been and is in compliance with all applicable Environmental Laws (which compliance includes the possession by the Company of any Permits required under applicable Environmental Laws, all of which are in full force and effect, and compliance with the terms and conditions thereof), except where failure to be in compliance does not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no Environmental Claim pending or, to the Company's knowledge, threatened against the Company or against any Person whose liability for any Environmental Claim the Company has or may have retained or assumed either by Contract or by operation of Law which, if adversely determined, individually or in the aggregate, has a Material Adverse Effect, and (iii) the Company has not received notice nor has it any knowledge of any facts or conditions that may give rise to any Environmental Claim.

      3.11 LITIGATION, ETC. Except as set forth in Section 3.11 of the Company Disclosure Schedule, there are no civil, criminal, administrative or arbitral suits, actions, hearings, complaints, claims, proceedings, audits, examinations or investigations ("Litigation") pending, or, to the Company's knowledge, threatened against, relating to or involving the Company (or any of its officers or directors in connection with the business or affairs of the Company) or any properties or rights of the Company. There is no Litigation pending or, to the Company's knowledge, threatened, challenging the validity or propriety of the transactions contemplated by this Agreement. The Company is not subject to any Decree or, to the Company's knowledge, any other governmental restriction which, individually or in the aggregate, has a Material Adverse Effect.

      3.12 COMPLIANCE WITH APPLICABLE LAW. Except as set forth in Section 3.12 of the Company Disclosure Schedule, the Company has been and is in compliance with all applicable Decrees and Laws (which compliance includes the possession by the Company of all franchises, grants, authorizations, licenses, permits, exemptions, consents, certificates or approvals of any Governmental Entity (each a "Permit" and collectively, "Permits") required under applicable Law, all of which are in full force and effect, and compliance with the terms and conditions thereof) except where the failure to be in compliance does not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in Section
3.12 of the Company Disclosure Schedule, no Governmental Entity has indicated in writing an intention to conduct any investigation, review or audit with respect to the Company.

      3.13 CONTRACTS. (a) Section 3.13 of the Company Disclosure Schedule sets forth each contract, agreement, commitment, arrangement or understanding, written or oral, to which the Company is a party or by which it or its properties or assets may be bound (each, a "Contract" and collectively, "Contracts"):

            (i) for the lease from or to third parties of personal property with annual payments exceeding $12,000 or any real property;

            (ii)  concerning a partnership or joint venture with any Person;

            (iii) under which the Company has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Debt or providing for the imposition of any Encumbrance on any of its assets, tangible or intangible;

            (iv) which contains any non-compete or exclusivity provision with respect to any business or any geographic area in which business is conducted with respect to the Company or which restricts the conduct of any business by the Company or any geographic area in which the Company may conduct business or the ability of the Company to solicit for hire or to hire any Person;

            (v) obligating third parties to maintain confidentiality of information relating to the Company or obligating the Company to maintain confidentiality of information relating to any third party;

           (vi) concerning any collective bargaining arrangement or with any labor union;

           (vii) constituting a license, sublicense, permission or other Contract in respect of, or granting any right to use or practice any rights under, any Intellectual Property (as defined in Section 3.16), whether the Company is the licensee or licensor thereunder (other than off-the-shelf software licenses), or for the development or acquisition of Intellectual Property;

           (viii) which is a stock purchase agreement, asset purchase agreement or other acquisition or divestiture Contract entered into by the Company at any time since its inception;

           (ix) with respect to the lending or investing of funds by the Company to or in any Person;

           (x) other than those categories of Contracts otherwise required to be disclosed by this Section 3.13, requiring payments after the date hereof to or by the Company of more than $12,000 over the life of the Contract unless terminable without such payment by the Company on less than 60 days' notice;

           (xi) under which the Company is obligated to pay any earnout or other contingent purchase price payment;

           (xii) not otherwise disclosed in Section 3.13 of the Company Disclosure Schedule, under which the burdens imposed thereunder, net of any benefit likely to be realized, are reasonably likely to have a Material Adverse Effect or which was not entered into in the usual and ordinary course of business; or

           (xiii) which, individually or with all other Contracts of the same type or with the same or affiliated parties (and whether or not covered by any other clause of this Section 3.13), is material to the Company irrespective of amount.

            (b) The Company has delivered or otherwise made available to Buyer a true and complete copy of each written Contract (including all amendments thereto) and a summary of the material terms of each oral Contract required to be listed in Section 3.13 of the Company Disclosure Schedule. Neither the Company, nor, to the Company's knowledge, any other party is in breach or default thereof, and no event has occurred which with notice or lapse of time or both would constitute a breach or default or permit termination or modification thereof or acceleration thereunder.

            (c) Except as set forth in Section 3.13 or Section 3.17 of the Company Disclosure Schedule, there are no outstanding notes payable from, accounts receivable from, or advances by the Company to, and the Company is not otherwise a creditor of, any officer, director, employee or shareholder of or holder of any other equity interest in the Company.

      3.14 REAL PROPERTY. (a) For the purposes of this Agreement, "Permitted Encumbrances" means (i) mechanics', carriers', workers', repairers', materialmen's, warehousemen's, landlord's and other similar Encumbrances arising or incurred in the ordinary course of business, (ii) Encumbrances for current Taxes not yet due or that are being contested in good faith by appropriate proceedings for which adequate accruals have been made in the Financial Statements or, if relating to the period after August 31, 2000, in the books and records of the Company, (iii) any other covenants, conditions, restrictions, reservations, rights, easements and other matters affecting title, which do not individually or in the aggregate materially adversely affect the value or occupancy of any of the Real Property (as defined below), (iv) zoning, building, land use, and other similar restrictions imposed by Law, and (v) matters set forth in Section 3.14 of the Company Disclosure Schedule, none of which matters individually or in the aggregate has a Material Adverse Effect. The term "Leases" means the real property leases, subleases, licenses and use or occupancy agreements pursuant to which the Company is the lessee, sublessee, licensee, user or occupant of any real property or any interests therein. The term "Real Property" means all interests in real property leased, subleased, licensed, used or occupied by the Company pursuant to the Leases. The Company does not own, nor has it ever owned, any real property.

            (b) Section 3.14 of the Company Disclosure Schedule contains a complete and correct list of all of the Real Property. Each Lease grants the lessee under the Lease the exclusive right to use and occupy the premises and rights demised thereunder in accordance with the terms thereof free and clear of any Encumbrances other than Permitted Encumbrances. The Company has good, valid and marketable title to the leasehold estate or other interest created under its Leases free and clear of any Encumbrances other than Permitted Encumbrances.

            (c) The Real Property listed in Section 3.14 of the Company Disclosure Schedule constitutes all interests in real property held by the Company and constitutes all of the fee, leasehold and other interests in real property necessary for the conduct of the business of the Company as it is currently conducted or currently proposed to be conducted. The use and operation of the Real Property in the conduct of the business of the Company does not violate any instrument of record or Contract affecting the Real Property, except for such violations that do not, individually or in the aggregate, have a Material Adverse Effect.

      3.15 CERTAIN FEES. Except as set forth in Section 3.15 of the Company Disclosure Schedule, neither the Shareholders nor the Company has employed any financial advisor or finder or has otherwise incurred any liability for any financial advisory or finders' fees in connection with this Agreement or the transactions contemplated hereby.

      3.16 INTELLECTUAL PROPERTY. (a) For purposes of this Agreement, the term "Intellectual Property" includes (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice) and all improvements thereon, (ii) all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof (collectively, "Patents"), (iii) all trademarks, service marks, trade dress, logos, trade names and corporate names (collectively, "Trademarks"), together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iv) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith (collectively, "Copyrights"),
(v) all mask works and all applications, registrations and renewals in connection therewith, (vi) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (vii) all computer software (including data and related documentation), (viii) all other proprietary rights, (ix) all copies and tangible embodiments of the foregoing (in whatever form or medium) and (x) all licenses or agreements in connection with the foregoing. The term "Company Intellectual Property" means all Intellectual Property used at any time in or held for use in connection with or necessary for the conduct of the business of the Company as currently conducted or currently proposed to be conducted.

            (b) Each item of Company Intellectual Property will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing. The Company has taken all necessary and desirable action to maintain and protect each item of Company Intellectual Property.
Section 3.16 of the Company Disclosure Schedule sets forth a list of (i) all software (other than off-the-shelf commercially available software, the cost of which does not exceed $1,000 per unit), and (ii) all Patents, Trademarks and Copyrights, included in the Company Intellectual Property. There is no restriction or limitation on the right of the Company to transfer any of the Company Intellectual Property.

            (c) The Company has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties, and the continued operation of the Company as presently conducted and as presently proposed to be conducted will not interfere with, infringe upon, misappropriate or otherwise come into conflict with any Intellectual Property rights of third parties, except for interferences, infringements, misappropriations and conflicts which do not, individually or in the aggregate, have a Material Adverse Effect. The Company has not received any notice, nor is it the subject of any Litigation, alleging any such interference, infringement, misappropriation or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). Other than as set forth on Section 3.16(c) of the Company Disclosure Schedule, to the Company's knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Company Intellectual Property.

            (d) With respect to each item of Company Intellectual Property, except as set forth in Section 3.13 or 3.16 of the Company Disclosure Schedule:

            (i) the Company possesses all right, title and interest in and to the item, free and clear of any Encumbrance, except minor imperfections of title and encumbrances, if any, which, individually or in the aggregate, do not materially adversely affect the value of the Company Intellectual Property subject thereto or have a Material Adverse Effect;

            (ii) the item is not subject to any outstanding Decree;

            (iii) no Litigation is pending or, to the Company's knowledge, threatened, which challenges the legality, validity, enforceability, use or ownership of the item;

            (iv) the Company has not agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item;

            (v) each license, sublicense, permission or other Contract covering the item is legal, valid, binding, enforceable and in full force and effect;

            (vi) each license, sublicense, permission or other Contract covering the item will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

            (vii) no party to any license, sublicense, permission or other Contract covering the item is in breach or default thereof, and no event has occurred which with notice or lapse of time would constitute a breach or default thereof or permit termination, modification or acceleration thereunder;

            (viii) no party to any license, sublicense, permission or other Contract covering the item has repudiated any provision thereof;

            (ix) with respect to any sublicense covering the item, the representations and warranties set forth in subsections (v) through (viii) above are true with respect to the underlying license; and

            (x) with respect to each license, sublicense, permission or other Contract covering the item, the Company has not granted any sublicense or similar right with respect thereto.

            (e) To the Company's knowledge, there are no new products, services, inventions, procedures or methods that any competitors or other third parties have developed or marketed or are in the process of doing so which reasonably could be expected to supersede or make obsolete any product, service or process of the Company.

      3.17 RELATED PARTY TRANSACTIONS. Section 3.17 of the Company Disclosure Schedule describes all Contracts between the Company, on the one hand, and any Related Party (as defined below), on the other hand, or under which any Related Party has any interest whatsoever, which are currently in effect or which, to the Company's knowledge, were in effect or were consummated at any time on or after January 1, 1997, and sets forth all current balances payable to or receivable from such Related Party with respect thereto. For the purpose of this Agreement, "Related Party" means (i) any officer, director or shareholder of the Company, (ii) any spouse, former spouse, child, parent, parent of a spouse, sibling or grandchild of any of the Persons listed in clause (i), and (iii) any affiliate of any of the Persons listed in clauses (i) and (ii) other than the Company.

      3.18 LABOR MATTERS. (a) Except to the extent set forth in Section 3.18 of the Company Disclosure Schedule, (i) the Company is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, except where the failure to be in compliance does not, individually or in the aggregate, have a Material Adverse Effect; (ii) the Company has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries and other payments to employees; is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for employees except where the failure to be in compliance does not, individually or in the aggregate, have a Material Adverse Effect;
(iii) there is no unfair labor practice complaint or charge against the Company pending or, to the Company's knowledge, threatened before the National Labor Relations Board; (iv) there is no labor strike, dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against or affecting the Company and there has been no such job action during the past three years; (v) no representation question exists respecting the employees of the Company, and, to the Company's knowledge, there are no current organizing activities among the employees of the Company; and (vi) there is no pending or, to the Company's knowledge, threatened Litigation between the Company on the one hand, and any current or former officer or employee, on the other hand, including, without limitation, any claims for wrongful termination, breach of any express or implied Contract of employment or violation of equal employment opportunity Laws.

            (b) There are no written personnel policies, rules or procedures applicable to employees of the Company other than those set forth in Section 3.18(b) of the Company Disclosure Schedule. True and complete copies of such written personnel policies have heretofore been delivered or made available by the Company to the Buyer.

      3.19 IMPROPER PAYMENTS. Neither the Company, nor any other Person acting on behalf of the Company, has (a) used any corporate or other funds for unlawful contributions, gifts or entertainment, or has made any unlawful expenditures relating to political activity of governmental officials or others or established or maintained any unlawful funds or (b) accepted or received any unlawful contributions, payments, gifts or expenditures.

      3.20 INSURANCE. Section 3.20 of the Company Disclosure Schedule contains a true and complete description of all policies of fire, liability, production, completion bond, errors and omissions, workmen's compensation and other forms of insurance owned or held by the Company currently in effect or in effect at any time since December 31, 1998 covering the assets, business, operations, officers, directors or employees of the Company. All current insurance policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid or will be paid prior to the Closing, and no notice of cancellation or termination has been received with respect to any such policy. Such policies (i) are sufficient for compliance with all requirements of Law and of all Contracts to which the Company is a party, (ii) to the Company's knowledge, provide insurance coverage for the assets and operations of the Company consistent with the coverage customarily maintained by similarly situated companies, (iii) cover the respective policy periods set forth in Schedule 3.20 of the Company Disclosure Schedule and (iv) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. During the last three years, the Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

      3.21 SUFFICIENCY OF ASSETS. The Company has good and marketable title to, or has valid leasehold interests in or valid rights under Contracts to use, all tangible and intangible properties and assets used in or necessary for the conduct of the business of the Company, free and clear of all Encumbrances other than (i) Permitted Encumbrances and

(ii) as set forth in Section 3.21 of the Company Disclosure Schedule. All tangible properties and assets of the Company are in good working order and condition, ordinary wear and tear excepted, and adequate and suitable for the purposes for which they are presently being used.

      3.22 ACCOUNTING MATTERS; REORGANIZATION. Neither the Company nor any of its affiliates has taken or agreed to take any action that would (a) prevent Buyer from accounting for the business combinations to be effected by the Merger as a pooling-of-interests for accounting purposes or (b) prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

      3.23 OPERATION OF THE BUSINESS OF THE COMPANY; Relationships. (a) Since August 31, 2000, except for entering into this Agreement, the Company has not engaged in any transaction which, if done after execution of this Agreement, would violate Section 6.3(a) of this Agreement except as set forth in Section
3.23 of the Company Disclosure Schedule.

            (b) Except as set forth in Section 3.23 of the Company Disclosure Schedule, since September 30, 1999, (i) no customer of the Company which either by itself or in the aggregate represented over $50,000 in revenue for the last 12 months or is projected to represent over $50,000 in revenue over the next 12 months has indicated that it will stop or materially decrease the purchase of products or services from the Company and (ii) no supplier of the Company which either by itself or in the aggregate represented over $50,000 in products or services for the last 12 months or is projected to represent over $50,000 in products or services over the next 12 months has indicated that it will stop or materially decrease the supply of products or services to the Company.

      3.24 BANK ACCOUNTS. Section 3.24 of the Company Disclosure Schedule lists all bank accounts of the Company and all signatories with respect to each such bank account.

      3.25 BOOKS AND RECORDS. The books and records of the Company are located at 2-C Gill Street, Woburn, Massachusetts. The books of account and other financial and corporate records of the Company are true and complete in all material respects, and are maintained in accordance with good business practices. The minute books and stock record books of the Company contain (i) minutes of all meetings of the shareholders, boards of directors and any committees of the boards of directors, (ii) written statements of all actions taken by the shareholders, boards of directors and any committees of the boards of directors without a meeting, and (iii) records of the issuance, transfer and cancellation of all shares of capital stock and other securities, in each case since the dates of incorporation of the Company. Such minute books and stock record books reflect all transactions referred to therein accurately and completely.

      3.26 ACCOUNTS RECEIVABLE. All accounts and notes receivable of the Company ("Receivables") (i) are reflected properly on the Company's respective books and records,

(ii) arose in the ordinary course of business from bona fide transactions, (iii) are valid receivables subject to no setoffs or counterclaims, (iv) are current and fully collectible, subject to, in the case of Receivables outstanding on August 31, 2000, any reserve therefor reflected on the August 31 Balance Sheet, and (v) will be collected in accordance with their terms at their recorded amounts, subject to any such reserves.

      3.27 POWER OF ATTORNEY. Except as set forth in Section 3.28 of the Company Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of the Company.

      3.28 FULL DISCLOSURE. No representation or warranty made by the Shareholders or the Company in this Agreement (including the Schedules and Exhibits), contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made herein, in light of the circumstances under which they were made, not misleading.

                                                                      ARTICLE IV
                                                  REPRESENTATIONS AND WARRANTIES
                                                  OF BUYER AND MERGER SUBSIDIARY

      In order to induce the Company and the Shareholders to enter into this Agreement, Buyer and Merger Subsidiary, jointly and severally, hereby represent and warrant to the Company and the Shareholders as of the date hereof and as of the Closing Date as follows:

      4.1 CORPORATE ORGANIZATION; AUTHORITY. (a) Buyer and Merger Subsidiary each is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, lease and operate the properties owned, leased and operated by it and to carry on the operations of its business as now being conducted by it. Buyer has heretofore made available to the Company true and complete copies of the respective organizational documents and bylaws, as currently in effect, of Buyer and Merger Subsidiary.

            (b) Buyer and Merger Subsidiary each has the requisite corporate power and authority to execute and deliver this Agreement and each of the agreements, documents and instruments to be executed and delivered by it in connection herewith (the "Buyer Ancillary Agreements") and to perform its obligations hereunder and thereunder. The execution and delivery by Buyer and Merger Subsidiary of this Agreement and the Buyer Ancillary Agreements and the performance of their respective obligations hereunder and thereunder have been duly and validly authorized by the respective Boards of Directors of Buyer and Merger Subsidiary and by the sole shareholder of Merger Subsidiary and no other corporate or shareholder proceedings on the part of Buyer or Merger Subsidiary will be necessary to authorize the execution, delivery and performance of this Agreement or any Buyer Ancillary Agreement. This Agreement has been, and the

Buyer Ancillary Agreements have been, or will have been prior to the Closing, duly executed and delivered by Buyer and Merger Subsidiary and each constitutes, or will upon such execution and delivery constitute, assuming due authorization, execution and delivery thereof by each other party thereto, a valid and binding obligation of each of Buyer and Merger Subsidiary, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally or (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

      4.2 CAPITALIZATION OF BUYER AND MERGER SUBSIDIARY. As of June 30, 2000, Buyer's authorized capital stock consisted solely of (i) 30,000,000 shares of Buyer Common Stock, of which (x) 4,126,007 shares were issued and outstanding and (y) 137,762 shares were issued and held in treasury, and (ii) 4,000,000 shares of Series Preferred Stock, par value $0.01 per share, none of which were issued and outstanding. Each outstanding share of Buyer Common Stock is, and the shares of Buyer Common Stock to be issued in connection with the Merger will be, duly authorized and validly issued, fully paid and nonassessable, and none of the outstanding shares of Buyer Common Stock has been, and the shares of Buyer Common Stock to be issued in connection with the Merger will not be, issued in violation of any preemptive or similar rights. As of June 30, 2000, other than as set forth in the first sentence hereof or in Section 4.2 of the disclosure schedule delivered by Buyer to the Company and dated the date hereof (the "Buyer Disclosure Schedule"), there are outstanding (i) no shares of capital stock or other securities of Buyer, (ii) no options or other rights to acquire from Buyer, or to cause Buyer to issue, any capital stock or other securities, and
(iii) no obligation of Buyer to redeem or repurchase any shares of capital stock or other securities of Buyer, and, except as set forth in Section 4.2 of the Buyer Disclosure Schedule, there have been no material changes in any of the foregoing from June 30, 2000 to the date of this Agreement. The Buyer Common Stock is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of the date of this Agreement, Merger Subsidiary's authorized capital stock consisted solely of 1,000 shares of common stock, par value $0.01 per share, of which 100 shares were issued and outstanding and held by Buyer.

      4.3 NO VIOLATIONS. Neither the execution and delivery by Buyer and Merger Subsidiary of this Agreement or any of the Buyer Ancillary Agreements, nor the performance by Buyer and Merger Subsidiary of their respective obligations hereunder and thereunder, will:

            (i) conflict with or result in a breach of any provision of the certificate of incorporation or articles of organization or bylaws of Buyer or Merger Subsidiary;

            (ii) result in a violation or breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or accelerate the performance required by, or give rise to any right of termination, modification, cancellation or acceleration or result in the imposition of any Encumbrance upon any of the assets of Buyer or Merger Subsidiary under, or give rise to any right to compensation or payment under, any contract, agreement, commitment, arrangement or understanding, written or oral, to which the Buyer or Merger Subsidiary is a party or by which Buyer or Merger Subsidiary or its respective properties or assets may be bound or any Permit held by Buyer or Merger Subsidiary; or

            (iii) violate or conflict with any Decree or any Law applicable to
                  Buyer or Merger Subsidiary or by which either of them or their properties or assets may be bound;

excluding from the foregoing clauses (ii) and (iii) such matters that would not, individually or in the aggregate, have a material adverse effect on Buyer or Merger Subsidiary.

            (b) No Filings and Consents of any Governmental Entity are required in connection with the execution and delivery of this Agreement or any of the Buyer Ancillary Agreements by Buyer or Merger Subsidiary or the performance by Buyer or Merger Subsidiary of its obligations hereunder or thereunder, except
(i) the filing of the Articles of Merger in accordance with the MBCL; (ii) compliance with any applicable requirements of the Exchange Act; (iii) the filing and effectiveness of any registration statement registering the resale of the shares of Buyer Common Stock to be issued to the Shareholders pursuant to this Agreement and compliance with any applicable requirements of federal securities Laws and state blue sky or takeover Laws; (iv) authorization of the listing of the Buyer Common Stock to be issued in the Merger on Nasdaq National Market, Inc. ("NASDAQ"); and (v) such other Filings and Consents the failure of which to be made or obtained would not, individually or in the aggregate, have a material adverse effect on the ability of Buyer and Merger Subsidiary to consummate the transactions contemplated hereby.

      4.4 SEC DOCUMENTS. Buyer has filed all reports, proxy statements, forms and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since December 31, 1997 (the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements filed by Buyer since December 31, 1997 being hereinafter referred to as the "Buyer SEC Documents"). As of their respective dates, and giving effect to any amendments thereto, (a) the Buyer SEC Documents complied in all material respects with the applicable requirements of the federal securities Laws, including the applicable rules and regulations of the SEC promulgated thereunder, and (b) none of the Buyer SEC Documents when filed with the SEC contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

      4.5 FINANCIAL STATEMENTS. The financial statements of Buyer (including any notes and schedules thereto) included in the Buyer SEC Documents (the "Buyer Financial Statements") at the time filed or as subsequently amended by any Buyer SEC Document filed prior to the date hereof (a) complied as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (b) were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except in the case of unaudited statements, as permitted by Form 10-Q as filed with the SEC under the Exchange Act) during the periods involved (except as may be indicated in the related notes and schedules thereto) and (c) fairly present, in all material respects, the consolidated financial position of Buyer and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to annual year-end audit adjustments which are not, individually or in the aggregate, material).

      4.6 ACCOUNTING MATTERS; REORGANIZATION. Neither Buyer nor any of its affiliates has taken or agreed to take any action that would (a) prevent Buyer from accounting for the business combination to be effected by the Merger as a pooling-of-interests for accounting purposes or (b) prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.



                                                                       ARTICLE V
                              REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

      In order to induce Buyer and Merger Subsidiary to enter into this Agreement, the Shareholders jointly and severally represent and warrant to Buyer and Merger Subsidiary as of the date hereof and as of the Closing Date as follows:

      5.1 AUTHORITY, BINDING EFFECT. Each Shareholder has the requisite power, authority and right to execute and deliver this Agreement and each of the agreements, documents and instruments to be executed and delivered by him in connection herewith (the "Shareholder Ancillary Agreements") and to perform his obligations hereunder and thereunder. This Agreement has been, and the Shareholder Ancillary Agreements have been, or will have been prior to the Closing, duly executed and delivered by each Shareholder, and, assuming this Agreement and the Shareholder Ancillary Agreements have been duly authorized, executed and delivered by each other party hereto and thereto, constitute, or will upon such execution and delivery constitute, valid and binding obligations of each Shareholder, enforceable against him in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally or (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Shareholders have duly executed Unanimous Written Consents of Shareholders adopting resolutions approving the Merger, which consents have not been revoked or rescinded, and have thereby conclusively waived any appraisal or dissenters rights they may have under the MBCL.

      5.2 TITLE. All of the outstanding Company Shares are owned of record and beneficially by the Shareholders, in the respective amounts set forth in Section
5.2 of the Company Disclosure Schedule and such ownership is in each case free and clear of any Encumbrances.

      5.3 NO VIOLATIONS. (a) Except as set forth in Section 5.3 of the Company Disclosure Schedule, neither the execution and delivery by the Shareholders of this Agreement or any of the Shareholder Ancillary Agreements to which he is a party, nor the performance by the Shareholders of their obligations hereunder and thereunder, will:

            (i) result in a violation or breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or accelerate the performance required by, or give rise to any right of termination, modification, cancellation or acceleration or result in the imposition of any Encumbrance upon any of the assets of any Shareholder under, or give rise to any right to compensation or payment under, any contract, agreement, commitment, arrangement or understanding, written or oral, to which any Shareholder is a party or by which he or his properties or assets may be bound; or

            (ii) violate or conflict with any Decree or any Law applicable to any Shareholder or by which any of them or their properties or assets may be bound;

excluding from the foregoing clauses such matters that would not, individually or in the aggregate, have a material adverse effect on the ability of any Shareholder to consummate the transactions contemplated hereby.

            (b) No Filings and Consents of any Governmental Entity are required in connection with the execution and delivery of this Agreement or any of the Shareholder Ancillary Agreements by the Shareholders or the performance by the Shareholders of their respective obligations hereunder or thereunder, except (i) the filing of the Articles of Merger in accordance with the MBCL; and (ii) such other Filings and Consents the failure of which to be made or obtained would not, individually or in the aggregate, have a material adverse effect on the ability of any Shareholder to consummate the transactions contemplated hereby.

      5.4 ACCREDITED INVESTOR. Each Shareholder is an "Accredited Investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

      5.5 INVESTMENT; SECURITIES LAWS. Each Shareholder is acquiring the Buyer Common Stock to be purchased under this Agreement for his own account, not as a nominee or agent, for investment and not with a view to the distribution thereof (within the meaning of the Securities Act) except in compliance with all applicable federal and state securities Laws. Each Shareholder understands that
(i) the Buyer Common Stock has not been registered under the Securities Act or any state securities Laws, and (ii) the Buyer Common Stock may not be sold or otherwise disposed of unless such sale or other disposition is registered under the Securities Act and applicable state securities Laws or is exempt from registration thereunder.

      5.6 RULE 144. Each Shareholder acknowledges that the exemption from registration afforded by Rule 144 promulgated under the Securities Act (the provisions of which Rule are known to each Shareholder) depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.



                                                                      ARTICLE VI
                                                        COVENANTS OF THE PARTIES

The parties hereto covenant and agree that:

      6.1 MUTUAL COVENANTS.

            (a) COMMERCIALLY REASONABLE EFFORTS; NOTIFICATION. Each of the parties shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (A) the taking of all necessary actions, and the making and obtaining of all Filings and Consents from Governmental Entities and other third parties, and (B) the execution and delivery of any additional instruments, that may be necessary or desirable to consummate the Merger and the other transactions contemplated by, and to fully carry out the purposes of, this Agreement.

            (b) POOLING-OF-INTERESTS. The parties shall not, and shall not permit any of their respective affiliates to, take any actions which would or would be reasonably likely to prevent Buyer from accounting, and shall use their best efforts (including, without limitation, providing appropriate representation letters), to allow Buyer to account, for the Merger in accordance with the pooling-of-interests method of accounting under the requirements of Opinion No. 16 "Business Combinations" of the Accounting Principles Board of the American Institute of Certified Public Accountants, as amended by applicable pronouncements by the Financial Accounting Standards Board, and all related published rules, regulations and policies of the SEC ("APB No. 16"), and to obtain a letter, in form and substance reasonably satisfactory to Buyer, from Buyer's independent accountants, dated the Closing Date, that they concur with management's conclusion that the Merger will qualify as transactions to be accounted for by Buyer in accordance with the pooling-of-interests method of accounting under the requirements of APB No. 16.

            (c) TAX-FREE TREATMENT. The parties shall use their best efforts to cause the Merger to constitute a "reorganization" under Section 368(a) of the Code; provided, however, that this covenant shall not require Buyer to agree to amend any term of this Agreement or any agreement related hereto if such amendment would adversely affect the benefits to Buyer of the Merger or materially change the terms hereof.

            (d) PUBLIC ANNOUNCEMENTS. The parties shall not, nor shall any of their respective affiliates, issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Merger or the other transactions contemplated hereby without the prior written approval of the other party, except for such disclosure as may be required by Law or by any listing agreement with a national securities exchange. Each of the parties agrees that it shall cooperate with the other parties to jointly announce the proposed Merger at the time this Agreement is executed.

            (e) TRANSFER TAXES. All sales, use, transfer, real property transfer, documentary, gains, stock transfer and similar Taxes ("Transfer Taxes") arising out of or in connection with the Merger shall be borne by the Company. The Company shall prepare and file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and the Shareholders shall cooperate in such preparation and filing.

            (f) TAX MATTERS. The Shareholders shall cause to be prepared, consistent with prior practice of the Company, all federal, state and local "S" corporation income Tax Returns of the Company for taxable years ended on or prior to the Closing Date and shall provide such Tax Returns to Buyer no later than 30 days prior to the due date of the particular Tax Return (taking into account all extensions) for Buyer's review and consent (the "Final Returns"). The Company shall timely file all of its Final Returns. Buyer shall make available to the Shareholders the Company's books and records in the Company's possession required by the Shareholders in connection with the preparation of the Final Returns pursuant to this Section 6.1(f).

      6.2 COVENANTS OF BUYER.

            (a) MERGER SUBSIDIARY. Prior to the Closing, except as specifically contemplated by this Agreement, Merger Subsidiary shall not conduct any business or make any investments or have any assets (other than a de minimis amount of cash received by it for the issuance of its stock to Buyer) or any material liabilities. Buyer will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth herein.

            (b) LISTING. Buyer shall use its best efforts to cause the shares of Buyer Common Stock issuable pursuant to the Merger to be approved for listing on NASDAQ.

            (c) NOTIFICATION OF CERTAIN MATTERS. During the period from the date hereof to the Closing, Buyer shall give prompt notice to the Company and the Shareholders of (i) the occurrence or nonoccurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty of Buyer or Merger Subsidiary contained in this Agreement to be untrue or inaccurate at or prior to the Closing in any material respect and (ii) any material failure of Buyer or Merger Subsidiary to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.2(b) shall not limit or otherwise affect the remedies available hereunder to the Company and the Shareholders.

            (d) EMPLOYEES AND EMPLOYEE BENEFITS. As soon as practicable following the Merger, Buyer shall provide to employees of the Company who are actively employed on the Closing Date with benefits which are at least substantially comparable in the aggregate to the benefits (x) currently provided by the Company or (y) provided to similarly situated active employees of Buyer or its comparable Subsidiaries. To the extent any employee benefit plan (or feature thereof), program or policy of Buyer is made available to such employees and the Company has a similar plan, plan feature, program, or policy: (a) service with the Company by any such employee prior to the Closing Date shall be credited for eligibility and vesting purposes under such plan, plan feature, program or policy, but not for purposes of benefit accrual or any early retirement subsidies, and (b) with respect to any welfare benefit plans to which such employees may become eligible, Buyer shall cause such plans to provide credit for any co-payments, deductibles and maximum out-of-pocket provisions by such employees as to the current plan year and waive all pre-existing condition exclusions and waiting periods, other than exclusions or waiting periods that have not been satisfied under any welfare plans maintained by the Company for its employees prior to the Closing Date.

      6.3 COVENANTS OF THE COMPANY AND THE SHAREHOLDERS.

            (a) CONDUCT OF THE COMPANY'S OPERATIONS. During the period from the date of this Agreement to the Closing, the Company shall (and the Shareholders shall cause the Company to) (i) conduct its operations in the ordinary course except as expressly contemplated by this Agreement, (ii) use all reasonable efforts to maintain and preserve its business organization and to retain the services of its officers and key employees and maintain relationships with customers, suppliers, lessees, licensees and other third parties to the end that its goodwill and ongoing business shall not be impaired in any material respect, and (iii) comply in all material respects with all applicable Laws. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing, the Company shall not (and the Shareholders shall cause the Company not to), except as otherwise expressly contemplated by this Agreement or as set forth in Section 6.3(a) of the Company Disclosure Schedule, without the prior written consent of Buyer:

            (i) do or effect any of the following actions with respect to securities of the Company: (A) adjust, split, combine or reclassify the capital stock of the Company, (B) make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of capital stock of the Company, (C) grant (whether or not for consideration) any Person any option or other right to acquire any shares of capital stock of the Company or any other Equity Related Right, (D) issue (whether or not for consideration) any shares of capital stock or other securities of the Company, or (E) enter into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of its capital stock;

            (ii) directly or indirectly sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its property or assets other than sales of products in the ordinary course of business in a manner consistent with past practice;

            (iii) amend its articles of organization or bylaws;

           (iv)   merge or consolidate with any other Person;

           (v) acquire assets (other than purchases of supplies or products in the ordinary course of business in a manner consistent with past practice) or capital stock of or other equity interests in any other Person;

           (vi) incur, create, assume or otherwise become liable for any Debt or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other Person;

           (vii)  repay, defease or otherwise retire any Debt of the Company;

           (viii) enter into or modify any employment, severance, stay-pay, termination or similar Contracts with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee, or otherwise increase the compensation or benefits provided to any officer, director, consultant or employee, except as may be required by applicable Law;

           (ix) enter into or adopt any new employee benefit plan, program or other Contract or amend any Plan except as may be required by applicable Law;

           (x) change any method or principle of accounting except to the extent required by generally accepted accounting principles as advised by the Company's regular independent accountants, or make any material Tax election (unless required by applicable
                  Law) or settle any material Tax liability which is the subject of dispute between the Company and a Governmental Entity;

           (xi) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to, any Contract other than in the ordinary course of business consistent with past practices which, individually or in the aggregate, do not have a Material Adverse Effect;

           (xii) enter into any confidentiality, standstill or non-compete Contracts under which it is the obligor, or modify or waive any of its rights under any existing confidentiality, standstill or non-compete Contract under which it is the beneficiary;

           (xiii) incur or commit to incur any capital expenditures;

           (xiv) accelerate collection of accounts receivable, delay payment of accounts payable, or change cash balances of the Company from the collection, payment, and cash management policies of the Company in the ordinary course of business consistent with past practices;

           (xv) take any action that would result in any of the representations and warranties set forth in Article III hereof becoming false or inaccurate in any material respect;

           (xvi) enter into, amend, terminate or waive any provision of, any Contract with any Related Party or enter into any new transaction with any Related Party; or

           (xvii) agree in writing or otherwise to take any of the foregoing actions.

            (b) NO SOLICITATION. From the date hereof until the termination of this Agreement pursuant to Article VIII, the Shareholders and the Company shall not, and the Shareholders and the Company shall use their best efforts to ensure that the respective officers, directors, employees or other agents of the Company will not, directly or indirectly, (a) solicit, initiate or encourage any Acquisition Proposal (as defined below) or (b) engage in discussions or negotiations with, or disclose any non-public information relating to the Company or afford access to the properties, books or records of the Company to, any Person that has made or is considering making an Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for a merger or other business combination involving the Company or the acquisition of any significant equity interest in, or a substantial portion of the assets of, the Company, other than the transactions contemplated by this Agreement. "Person" means any natural person, firm, partnership, joint venture, business trust, trust, association, corporation, company, unincorporated entity or Governmental Entity.

            (c) ACCESS. During the period from the date hereof to the Closing, the Company shall and the Shareholders shall cause the Company to (i) permit representatives of Buyer to have full access at all reasonable times to the Company's premises, properties, books, records, contracts, documents, customers and suppliers, and cause the Company's independent accountants to give Buyer access to such accountants' work papers; (ii) furnish to Buyer and its representatives such financial and operating data and other information as such Persons may reasonably request; and (iii) instruct their employees, counsel and financial advisors to cooperate with Buyer in its investigation of the business of the Company. No investigation pursuant to this Section 6.3(c) shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

            (d) NOTIFICATION OF CERTAIN MATTERS. During the period from the date hereof to the Closing, the Company and the Shareholders shall give prompt notice to Buyer of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty by the Company or any of the Shareholders contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date in any material respect and (ii) any material failure of the Company or any of the Shareholders to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.3(d) shall not limit or otherwise affect the remedies available hereunder to Buyer.

            (e) SCHEDULES. During the period from the date hereof to the Closing, the Company and the Shareholders shall promptly supplement or amend the Company Disclosure Schedule with respect to any matter, condition or occurrence hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described therein. No supplement or amendment shall be deemed to cure any breach of any representation or warranty made in this Agreement or have any effect for the purpose of determining satisfaction of the conditions set forth in Section 7.3(b) or the compliance by the Company and the Shareholders with any of their covenants contained herein.

            (f) PAYMENT OF RELATED PARTY INDEBTEDNESS. Immediately prior to the Closing, the Company shall cause each Related Party to pay in cash all amounts owed by such Related Party to the Company.

            (g) COMPLIANCE WITH THE SECURITIES ACT AND POOLING REQUIREMENTS. Concurrently with the execution and delivery of this Agreement, the Company is delivering to Buyer from each Person who is, at the date of this Agreement, an "affiliate" of the Company within the meaning of Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission an affiliate letter in the form attached hereto as Exhibit D (an "Affiliate Letter"). Buyer shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Buyer Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Buyer Common Stock consistent with the terms of such Affiliate Letters.

      6.4 ADDITIONAL COVENANTS OF THE SHAREHOLDERS.

            (a) CERTAIN RESTRICTIONS. From the date of this Agreement to the Closing Date, the Shareholders will not:

                  (i) sell, transfer, encumber, assign or otherwise dispose of, or enter into any Contract with respect to the sale, transfer, encumbrance, assignment or other disposition of, any Company Shares;

                  (ii) take any action, or omit to take any action, which would have the effect of (x) preventing or disabling any Shareholder from delivering his Company Shares to Buyer or otherwise performing his obligations under this Agreement or (y) revoking or canceling his consent to this Agreement and the Merger; or

                  (iii) assert any appraisal, dissenters or similar rights that he may have pursuant to the MBCL as a result of the Merger.

            (b) TAX BASIS. At or prior to the Closing, each Shareholder shall provide to Buyer, in writing, his adjusted tax basis in his Company Shares for United States federal income Tax purposes.

            (c) FIRPTA CERTIFICATE. At the Closing, each of the Shareholders shall deliver to Buyer a certificate prepared in accordance with Treasury Regulation Section 1.1445-2(b)(2) certifying that such person is not a foreign Person (within the meaning of Treasury Regulation 1.1445-2(b)(2)).

            (d) SHAREHOLDER AGREEMENTS; REGISTRATION RIGHTS AGREEMENTS. At or prior to the Closing, each Shareholder shall enter into a shareholder agreement in the form attached hereto as Exhibit E (each, a "Selling Shareholder Agreement") and the Buyer shall enter into a registration rights agreement in the form attached hereto as Exhibit F (the "Registration Rights Agreement").



                                                                     ARTICLE VII
                                                        CONDITIONS TO THE MERGER

      7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of the Company, the Shareholders, Buyer and Merger Subsidiary to consummate the Merger are subject to the satisfaction or, to the extent permitted by applicable Law, the waiver at or prior to the Closing of each of the following conditions:

            (a) NO INJUNCTION; ETC. No temporary restraining order, preliminary or permanent injunction or other Decree by any federal or state court preventing the consummation of the Merger shall have been issued and be continuing in effect, and no provision of any applicable Law shall prohibit the consummation of the Merger.

            (b) LISTING APPLICATION. The shares of Buyer Common Stock issuable in the Merger shall have been approved for listing on NASDAQ.

            (c) NO LITIGATION. There shall not be pending or threatened any Litigation (i) challenging the acquisition by Buyer of any Company Shares, seeking to restrain or prohibit the consummation of the Merger or seeking to obtain from Buyer or the Company any damages that are material in relation to the Company taken as a whole, (ii) seeking to prohibit or limit the ownership, operation or control by the Company or by Buyer or any of its Subsidiaries of any portion of the business or assets of the Company or Buyer or any of its Subsidiaries, or to compel the Company or Buyer or any of its Subsidiaries to dispose of or hold separate any portion of the business or assets of any of them as a result of the Merger, or (iii) seeking to impose limitations on the ability of Buyer to acquire or hold, or exercise full rights of ownership of, any Company Shares.

      7.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS. The obligations of the Company and the Shareholders to consummate the Merger are further subject to the satisfaction or, to the extent permitted by applicable Law, the waiver at or prior to the Closing of each of the following conditions:

            (a) PERFORMANCE OF OBLIGATIONS BY BUYER AND MERGER SUBSIDIARY. Buyer and Merger Subsidiary shall each have performed in all material respects each of their respective agreements and covenants contained in or contemplated by this Agreement that are required to be performed by them at or prior to the Closing pursuant to the terms hereof.

            (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer and Merger Subsidiary contained in Article IV hereof (which, for purposes of this Section 7.2(b), shall be read as though none of them contained any material adverse effect or materiality or similar qualification) shall be true and correct in all respects as of the Closing Date with the same effect as though made as of the Closing Date (provided that any representations and warranties made as of a specified date shall be required only to continue on the Closing Date to be true and correct as of such specified date) except (i) for changes specifically permitted by the terms of this Agreement and (ii) where the failure of the representations and warranties to be true and correct in all respects would not in the aggregate have a material adverse effect on Buyer and its Subsidiaries taken as a whole.

            (c) CLOSING CERTIFICATE. The Shareholders shall have received a certificate signed by an officer of Buyer, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied.

            (d) TAX-FREE REORGANIZATION. The Shareholders shall be reasonably satisfied that the Merger will qualify as a reorganization under Section 368 (a) of the Code.

            (e) REGISTRATION RIGHTS AGREEMENT. Buyer shall have entered into the Registration Rights Agreement, and the Registration Rights Agreement shall be in full force and effect.

            (f) OTHER CERTIFICATES. The Shareholders shall have received such other documents, instruments and certificates as are required to be delivered by Buyer pursuant to this Agreement or as the Shareholders shall reasonably request from Buyer.

      7.3 CONDITIONS TO THE OBLIGATIONS OF BUYER AND MERGER SUBSIDIARY. The obligations of Buyer and Merger Subsidiary to consummate the Merger are further subject to the satisfaction or, to the extent permitted by applicable Law, the waiver at or prior to the Closing of each of the following conditions:

            (a) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company and the Shareholders shall have performed in all material respects each of their respective agreements and covenants contained in or contemplated by this Agreement that are required to be performed by them at or prior to the Closing pursuant to the terms hereof.

            (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Shareholders and the Company contained in Article III and the representations and warranties of the Shareholders contained in Article V (which for purposes of this Section 7.3(b), shall be read as though none of them contained any Material Adverse Effect or materiality or similar qualification) shall be true and correct in all respects as of the Closing Date with the same effect as though made as of the Closing Date (provided that any representations and warranties made as of a specified date shall be required only to continue on the Closing Date to be true and correct as of such specified date) except (i) for changes specifically permitted by the terms of this Agreement and (ii) where the failure of the representations and warranties to be true and correct in all respects would not in the aggregate have a Material Adverse Effect.

            (c) CLOSING CERTIFICATE. Buyer and Merger Subsidiary shall have received a certificate signed by each of the Shareholders, dated the Closing Date, to the effect that the conditions set forth in Section 7.3(a) and 7.3(b) have been satisfied.

            (d) FILINGS AND CONSENTS. All Filings and Consents required from any Governmental Entity or other third party in connection with the transactions contemplated by this Agreement shall have been obtained or given, other than those Filings and Consents the failure of which to have been obtained or made does not, individually or in the aggregate, have a Material Adverse Effect.

            (e) POOLING-OF-INTERESTS. Buyer shall have received a letter, in form and substance reasonably satisfactory to Buyer, dated the date of the Closing Date, from Buyer's accountants, that the Merger will qualify as a transaction to be accounted for by Buyer in accordance with the pooling-of-interests method of accounting under the requirements of APB No. 16.

            (f) SELLING SHAREHOLDER AGREEMENTS. The Shareholders shall have entered into the Selling Shareholder Agreements and each Selling Shareholder Agreement shall be in full force and effect.

            (g) DUE DILIGENCE. Buyer in its discretion shall be satisfied with its due diligence review of the Company.

            (h) OTHER CERTIFICATES. Buyer shall have received such other documents, instruments and certificates as are required to be delivered by the Company or the Shareholders pursuant to this Agreement or as Buyer shall reasonably request from the Company and the Shareholders.


                                                                    ARTICLE VIII
                                                                     TERMINATION

      8.1 TERMINATION. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing:

            (a) by the mutual written consent of the Board of Directors of each of the Company and Buyer;

            (b) (i) by Buyer, if (x) there shall have been a breach by the Company or the Shareholders of any of their representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 7.3(a) or (b), and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been given to the Company or the Shareholders, as applicable, or (ii) by the Company, if (x) there shall have been a breach by Buyer of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 7.2(a) or (b), and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been given to Buyer.

            (c) (i) by Buyer if the Merger have not been consummated by March 31, 2001 provided, however, that the failure of the Merger to occur on or before such date is not the result of the breach of any covenants, agreements, representations or warranties hereunder of Buyer; or (ii) by the Company if the Merger have not taken place on or before March 31, 2001; PROVIDED, HOWEVER, that the failure of the Merger to occur on or before such date is not the result of the breach of the covenants, agreements, representations or warranties hereunder of the Company or the Shareholders; or

            (d) by the Company or Buyer, if there shall be any Law that makes consummation of the Merger illegal or if any Decree enjoining Buyer, the Shareholders or the Company from consummating the Merger is entered and such Decree shall become final and nonappealable.

            The party desiring to terminate this Agreement pursuant to clause
(b), (c) or (d) of this Section 8.1 shall give written notice of such termination to the other parties; PROVIDED, that no party in breach of any of its obligations under this Agreement may terminate this Agreement pursuant to clause (c) of this Section 8.1.

      8.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 8.1, this Agreement shall have no further force or effect; provided, that the agreements contained in Sections 6.1(d) and 9.4 and the last sentence of Section 6.3(c) shall survive the termination hereof; and provided, further, that no such termination shall relieve any party hereto of liability for any breach or default under this Agreement.



                                                                      ARTICLE IX
                                                                   MISCELLANEOUS

      9.1 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement to any party hereunder shall be in writing and deemed given upon (a) personal delivery,
(b) transmitter's confirmation of a receipt of a facsimile transmission; (c) confirmed delivery by a nationally recognized overnight carrier; or (d) when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following address (or at such other address for a party as shall be specified by notice given hereunder):

            If to Buyer or Merger Subsidiary, to:

                        Axsys Technologies, Inc.
                        175 Capital Blvd., Suite 103
                        Rocky Hill, Connecticut 06067
                        Fax:  (860) 257-0290
                        Attention:  Mr. Mark J. Bonney
            with a copy to:

                        Fried, Frank, Harris, Shriver & Jacobson
                        One New York Plaza
                        New York, New York 10004
                        Fax:  (212) 859-4000
                        Attention:  Aviva Diamant, Esq.

            If to the Company, to:

                        Automation Engineering, Inc.
                        2-C Gill Street
                        Woburn, Massachusetts 01801
                        Fax: (781) 937-8151
                        Attention:  Mr. Gilbert Justin Roe

            with a copy to:

                        White & McDermott, P.C.
                        65 William Street
                        Wellesley, Massachusetts  02481
                        Fax:  (781) 237-8120
                        Attention:  John Koenig, Esq.

            If to the Shareholders, to them at their respective addresses set forth below their names on the signature page hereto.

      9.2 SURVIVAL; INDEMNIFICATION. (a) The representations and warranties made by the Company and the Shareholders in this Agreement shall survive the Closing
(i) until the date of the issuance of the first independent audit report on the Company following the Closing for all representations and warranties the accuracy of which can be verified through the audit process and (ii) until the first anniversary of the Closing Date for all other representations and warranties, and shall thereupon expire together with any associated right of indemnification, except to the extent that a claim for breach thereof has theretofore been asserted in writing against any of the Shareholders, in which event the representations and warranties and associated right of indemnification shall survive with respect to such claim until the claim is resolved. The representations and warranties made by Buyer and Merger Subsidiary in this Agreement shall survive the Closing (i) until the date of the issuance of the first independent audit report on Buyer following the Closing for all representations and warranties the accuracy of which can be verified through the audit process and (ii) until the first anniversary of the Closing Date for all other representations and warranties, and shall thereupon expire. The covenants and agreements of the parties hereto (including the Surviving Corporation after the Merger) shall survive the Closing without limitation as to time (except for the covenants and agreements contained in Section 9.2(b)(i), which shall only survive for the period set forth in the first sentence of this Section 9.2(a)).

            (b) From and after the Closing Date, to the extent provided in this
Section 9.2, the Shareholders shall jointly and severally indemnify and hold harmless Buyer and any affiliate thereof (including the Surviving Corporation), and any shareholder, director, officer, employee, agent or "employee benefit plan" (within the meaning of Section 3(3) of ERISA) of any of them (Buyer and such other Persons are collectively hereinafter referred to as the "Buyer Indemnified Parties") from and against any liabilities, claims, demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable attorneys', consultants' and other professional fees and disbursements of every kind, nature and description) (collectively, "Damages") asserted against, resulting to, imposed upon or incurred or suffered by a Buyer Indemnified Party by reason of, resulting from or arising out of:

            (i) a breach of or inaccuracy in any representation or warranty of the Company or any Shareholder contained in this Agreement (it being understood that for all purposes of this Section 9.2(b), any representation or warranty shall be interpreted without giving effect to the words "Material Adverse Effect," "material," "materially" or other similar qualifications) (a "Breach of Warranty"); or

            (ii) any breach of any covenant or agreement of the Company or any Shareholder contained in this Agreement.

For purposes of determining whether Buyer, as a Buyer Indemnified Party, shall have had any Damages asserted against, resulting to, imposed upon or incurred or suffered by it in connection with any of the matters described in the immediately preceding clauses (i) and (ii), Buyer shall be deemed to have had asserted against, resulting to, imposed upon or incurred or suffered by it any and all Damages asserted against, resulting to, imposed upon or incurred or suffered by the Surviving Corporation or any Subsidiary thereof in connection with any of such matters.

            (c) At the Effective Time, Buyer shall deposit the Escrow Stock with the Escrow Agent pursuant to the Escrow Agreement. Any claim by a Buyer

Indemnified Party for indemnification shall first be satisfied by recourse to the Escrow Stock as more fully provided in the Escrow Agreement. Any claim by a Buyer Indemnified Party for indemnification shall be made by giving written notice of such claim (in the case of a third-party claim, within 30 days of receipt of written notice from the third party claimant of such third party claim) (the "Indemnification Notice"), including in reasonable detail the basis and the amount thereof, to each of the Representative (as defined in Section 9.2(d)) and the Escrow Agent; provided, that the failure by a Buyer Indemnified Party to timely give an Indemnification Notice shall not relieve the Shareholders of their obligations under this Section 9.2 except to the extent the Shareholders are materially prejudiced thereby. In accordance with the terms of the Escrow Agreement, the Escrow Agent shall release to Buyer shares of Escrow Stock having an aggregate value (based upon a per share value equal to the Closing Price) equal to the Damages ultimately allowed under such claim. Buyer shall thereupon retire (and hold in treasury) or cancel such released shares and, if the Buyer Indemnified Party with respect to such Damages is not Buyer, pay or cause to be paid such Damages to such Buyer Indemnified Party. In the event that a claim by a Buyer Indemnified Party for indemnification involves a claim by a third party, the Representative shall have 30 days after receipt of the Indemnification Notice to notify Buyer whether the Shareholders will undertake the defense thereof, and if he so notifies Buyer in writing, and acknowledges in writing the Shareholders' responsibility to indemnify the Buyer Indemnified Party against such claim, the Representative may undertake, conduct and control, through counsel of his own choosing (reasonably acceptable to the Buyer Indemnified Party) and at the Shareholders' expense, the defense thereof, and the Buyer Indemnified Party shall cooperate with the Representative in connection therewith, PROVIDED, that the Buyer Indemnified Party may participate in such defense through counsel chosen by it the fees and expenses of which shall be borne by the Buyer Indemnified Party. The Representative shall not, without the written consent of the Buyer Indemnified Party (which consent shall not be unreasonably withheld), settle or compromise any claim. If the Representative does not notify the Buyer Indemnified Party in writing within 30 days after the receipt of the Buyer Indemnified Party's Indemnification Notice that the Shareholders elect to undertake the defense thereof accompanied by the acknowledgement as aforesaid, the Buyer Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnification therefor pursuant to this Agreement. Notwithstanding the foregoing, the Representative may not undertake the defense of any claim which seeks (i) damages in excess of $1,650,000 or (ii) injunctive relief, specific performance or other equitable relief, or (iii) any criminal penalty, fine or other sanction. The Shareholders and Buyer shall cooperate with one another and make available such assistance and materials as may be reasonably requested in the conduct of any investigation or defense of any third-party claim in respect of which indemnification is sought pursuant to this Section 9.2.

            (d) For purposes of this Section 9.2 and the Escrow Agreement, in view of the fact that successful claims for indemnification will ultimately have the effect of reducing the Per Share Merger Consideration, G. Justin Roe shall act as the representative and attorney-in-fact (the "Representative") on behalf of himself and all of the other Shareholders, subject to the provisions of
Section 9.2(e). The Representative shall keep the Shareholders reasonably informed of his decisions of a material nature. The Representative is authorized to take any action deemed by him appropriate or reasonably necessary to carry out the provisions of, and is authorized to act on behalf of, the Shareholders for all purposes related to this Section 9.2, including the acceptance of service of process upon such Shareholders and the acceptance or compromise of claims for indemnification, and all decisions and actions of the Representative shall be binding and conclusive upon the Shareholders and may be relied upon by the Indemnified Parties and the Escrow Agent as the decision and action of all of the Shareholders.

            (e) The Representative shall not be liable to any of the Shareholders for any error of judgment, act done or omitted by him in good faith, or mistake of fact or Law unless caused by his own gross negligence or willful misconduct. In taking any action or refraining from taking any action whatsoever the Representative shall be protected in relying upon any notice, paper or other document reasonably believed by him to be genuine, or upon any evidence reasonably deemed by him to be sufficient. The Representative may consult with counsel in connection with his duties and shall be fully protected in any act taken, suffered or permitted by him in good faith in accordance with the advice of counsel. The Representative shall not be responsible for determining or verifying the authority of any Person acting or purporting to act on behalf of any party to this Agreement or the Escrow Agreement.

            (f) Notwithstanding anything in the foregoing provisions of this
Section 9.2 to the contrary, the Buyer Indemnified Parties shall be entitled to recover Damages in respect of Breaches of Warranty (except in respect of breaches of Section 3.2, 3.8, 3.9, 3.15, or 3.17 as to which the limitations of this Section 9.2(f) shall not apply), only when the aggregate of all claims for Damages in respect of Breaches of Warranty exceeds $100,000, after which the Buyer Indemnified Parties shall be entitled to seek indemnification or otherwise to recover Damages in respect of Breaches of Warranty starting with the first dollar of such Damages. Under no circumstances shall the aggregate recoveries of the Buyer Indemnified Parties, or the aggregate payments by the Shareholders to the Buyer Indemnified Parties, arising out of any claims for Damages for Breaches of

Warranty, exceed $3,000,000 in the aggregate for Breaches of Warranty. For purposes of this Section 9.2(f), the amount of any recoveries or payments in the form of shares of Escrow Stock shall be calculated as though the Escrow Stock were valued at the Closing Price.

            (g) The shares of Escrow Stock shall be released to the Shareholders as provided in the Escrow Agreement.

            (h) In no event shall any Shareholder have any right, whether by way of contribution or otherwise, to reimbursement from Buyer, the Surviving Corporation or the Company for any indemnification payments made by release of Escrow Stock pursuant to this Section 9.2.

            (i) If the Closing occurs, the indemnification provided in this
Section 9.2 shall be the sole and exclusive remedy for any Breach of Warranty, except in the case of fraud.

      9.3 AMENDMENTS, MODIFICATION AND WAIVER. (a) Except as may otherwise be provided herein, any provision of this Agreement may be amended, modified or waived by the parties hereto prior to the Closing if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Buyer, Merger Subsidiary and the Shareholders and, in the case of a waiver, by the party against whom the waiver is to be effective.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

      9.4 EXPENSES. All costs and expenses incurred by the Company in connection with this Agreement, the Merger and the transactions contemplated hereby, including fees and expenses of lawyers, accountants and financial advisors (the "Company Expenses"), up to $45,000 in the aggregate, shall be paid by the Company, and all additional Company Expenses shall be paid by the Shareholders. All such costs and expenses incurred by Buyer or Merger Subsidiary shall be paid by Buyer.

      9.5 SUCCESSORS AND ASSIGNS; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any party hereto without the prior written consent of the other parties hereto; provided, however, that all or any of the rights of Buyer or Merger Subsidiary may be assigned to any Person that is directly or indirectly wholly owned by Buyer for the purpose of effecting the transactions contemplated hereby or to any Person to whom Buyer or Merger Subsidiary sells substantially all of the assets or a majority of the outstanding stock of the Company, provided that no such assignment shall relieve Buyer or Merger Subsidiary of any of its liabilities hereunder. Subject to the preceding sentence, this Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, representatives, administrators, successors and permitted assigns.

      9.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York (regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies, except for the validity of the Merger which shall be governed and construed in accordance with the MBCL.

      9.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

      9.8 THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the Company and its respective successors and permitted assigns and the Shareholders and their respective heirs, executors, representatives, administrators, successors and permitted assigns, with respect to the obligations of Buyer and Merger Subsidiary under this Agreement, and for the benefit of Buyer, Merger Subsidiary, the Surviving Corporation and the other Buyer Indemnified Parties and their respective successors and permitted assigns with respect to the obligations of the Company and the Shareholders under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

      9.9 ENTIRE AGREEMENT. This Agreement, including any exhibits or schedules hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements or understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

      9.10 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

      9.11 INTERPRETATIONS; DEFINITIONS. (a) When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings and the table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            (b) For purposes of this Agreement, a "Subsidiary" of any Person means another Person, an amount of the voting securities or other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting securities or interests, 50% or more of the equity interests of which are owned directly or indirectly by such first Person).

            (c) For purposes of this Agreement, "Debt" means, without duplication, the outstanding principal amount of, and all interest and other amounts accrued in respect of, (i) all indebtedness for borrowed money of the Company, whether or not recourse to the Company, (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments,
(iii) every reimbursement obligation of the Company with respect to letters of credit (including standby letters of credit only to the extent drawn upon), bankers' acceptances or similar facilities issued for the account of the Company, (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every capital lease obligation of the Company, and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, the Company has guaranteed or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise.

            (d) For purposes of this Agreement, the "Closing Price" shall mean the closing price of a share of Buyer Common Stock as reported on NASDAQ for the trading day immediately preceding the Closing.

            (e) For purposes of this Agreement, references to any financial statement or any component thereof shall be deemed to include footnotes thereto.

            (f) For purposes of this Agreement, the term "including" shall mean "including, without limitation. "

      9.12 CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO (I) CONSENTS TO SUBMIT TO THE PERSONAL JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF NEW YORK OR ANY NEW YORK STATE COURT IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (II)

AGREES THAT SUCH PARTY SHALL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (III) AGREES THAT SUCH PARTY SHALL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN A FEDERAL COURT LOCATED IN THE STATE OF NEW YORK OR A NEW YORK STATE COURT. THE FOREGOING SHALL NOT LIMIT THE ABILITY OF ANY PARTY TO ENFORCE ANY DECREE OF A FEDERAL COURT LOCATED IN THE STATE OF NEW YORK OR A NEW YORK STATE COURT IN ANY OTHER COURT OF COMPETENT JURISDICTION.

      9.13 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as an inducement under seal as of the date and year first above written.

                                       AUTOMATION ENGINEERING, INC.



                                       By: /s/ Andre Bernard By
                                           --------------------
                                       Name:  Andre Bernard By
                                       Title:  President and Treasurer

                                       ANDRE BERNARD BY

                                       75 McArthur Road
                                       Stoneham, MA 02180



                                       /s/:  G. Justin Roe
                                       -------------------

                                       GILBERT JUSTIN ROE

                                       259 School Street
                                       Belmont, MA 02478



                                       /s/:  Carl M. Berke
                                       -------------------

                                       CARL M. BERKE

                                       330 Clark Road
                                       Brookline, MA 02146



                                       ----------------------------------------

                                       AXSYS TECHNOLOGIES, INC.



                                       By:/s/:  Mark J. Bonney
                                          --------------------
                                          Name: Mark J. Bonney
                                          Title:  President



                                       AEI ACQUISITION CORP.



                                       By:/s/:  Mark J. Bonney
                                          --------------------
                                          Name:  Mark J. Bonney
                                          Title:  President

                                       By:/s/  John E. Hanley
                                          --------------------
                                          Name:  John E. Hanley
                                          Title:  Treasury